Exhibit 99.1

Diamondback Energy Prices Offering of Senior Notes
November 29, 2022

MIDLAND, Texas, November 29, 2022 (GLOBE NEWSWIRE) -- Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback”) announced today that it has priced an offering (the “Notes Offering”) of $650,000,000 in aggregate principal amount of 6.250% senior notes that will mature on March 15, 2053 (the “Notes”). The price to the public for the Notes is 99.985% of the principal amount.

Diamondback intends to use the net proceeds from the Notes Offering for general corporate purposes, including, without limitation, paying a portion of the cash consideration for the pending acquisition of all of the leasehold interest and related assets of Lario Permian, LLC (the “Pending Acquisition”) upon closing (if it occurs). The Notes Offering is expected to close on December 13, 2022, subject to customary closing conditions.

The closing of the Notes Offering is not contingent on the closing of the Pending Acquisition.

The Notes will be sold in a registered offering pursuant to an effective shelf registration statement on Form S-3ASR that was previously filed with the Securities and Exchange Commission, a prospectus supplement and related base prospectus for the Notes Offering.

TD Securities (USA) LLC, Citigroup Global Markets Inc. and Truist Securities, Inc. have served as joint book-running managers for the Notes Offering. When available, copies of the prospectus supplement and related base prospectus for the Notes Offering may be obtained from TD Securities (USA) LLC toll free at 1-855-495-9846, Citigroup Global Markets Inc. c/o Broadridge Financial Solutions at 1155 Long Island Avenue, Edgewood, New York 11717, prospectus@citi.com and 1-800-831-9146, and Truist Securities, Inc. at Attn: Prospectus Dept, 303 Peachtree Street, Atlanta, GA 30308, TSIdocs@Truist.com and 1-800-685-4786. Electronic copies of the prospectus supplement and related base prospectus for the Notes Offering will also be available on the website of the Securities and Exchange Commission at www.sec.gov.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The Notes Offering may only be made by means of a prospectus supplement and related base prospectus.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas.
Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than historical facts, that address activities, events or developments that Diamondback assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including the current industry and macroeconomic conditions, commodity pricing environment, production levels, any future regulatory actions affecting Diamondback, the impact and duration of the COVID-19 pandemic, acquisitions and sales of assets, drilling and capital expenditure plans, environmental targets and initiatives and other factors believed to be appropriate. Forward looking statements are not guarantees of performance. These forward-looking statements involve certain risks and uncertainties, many of which are beyond Diamondback’s control and could cause the actual results or developments to differ materially from those currently anticipated by the management of Diamondback. Information concerning these risks and other factors can be found in Diamondback’s filings with the Securities and Exchange Commission, including its reports on Forms 10-K, 10-Q and 8-K and any amendments thereto, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov. Diamondback undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise.

Investor Contact: Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com

Source: Diamondback Energy, Inc.